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                                                                   EXHIBIT 10.2
                                                                 CONFORMED COPY

                                VOTING AGREEMENT


         THIS VOTING AGREEMENT (the "Agreement") is entered into as of March 5, 1999, between the undersigned stockholders (each a "Stockholder" and collectively, the "Stockholders") of AMERICAN BANKERS INSURANCE GROUP, INC., a Florida corporation (the "Company"), and FORTIS, INC., a Nevada corporation ("Parent").

         WHEREAS, concurrently with the execution and delivery of this Agreement, Greenland Acquisition Corp., a Florida corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary"), Parent and the Company have entered into an Agreement and Plan of Merger dated as of March 5, 1999 (the "Merger Agreement"), providing for the merger of the Company with and into Merger Subsidiary (the "Merger") pursuant to the terms and conditions of the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger; and

         WHEREAS, as an inducement and a condition to Parent entering into the Merger Agreement, pursuant to which each Stockholder will receive the Merger Consideration (as defined in the Merger Agreement) in exchange for each share of Common Stock, par value $1.00 per share, of the Company ("Company Common Stock") owned by such Stockholder, the Stockholders each have agreed to enter into this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Representations of Stockholders. Each of the Stockholders severally represents as to himself or herself that such Stockholder:

                  (a) is the holder in the capacity set forth on Exhibit A hereto of that number of shares of Company Common Stock set forth opposite such Stockholder's name on Exhibit A (such Stockholder's "Shares");

                  (b) does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) any shares of Company Common Stock other than his or her Shares, and other than any shares of Company Common Stock that such Stockholder has the right to obtain upon the exercise of Company Stock Options (as defined in the Merger Agreement) outstanding on the date hereof;

                  (c) has the right, power and authority to execute and deliver this Agreement and to perform his obligations under this Agreement, and this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding agreement of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar



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laws of general applicability relating to or affecting creditors' rights and to general equity principles; and such execution, delivery and performance by Shareholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Stockholder is a party or by which such Stockholder is bound; (ii) violate any order, writ, injunction decree or statute, or any rule or regulation, applicable to Stockholder or any of the properties or assets of Stockholder; or (iii) result in the creation of, or impose any obligation on such Stockholder to create, any lien, charge or other encumbrance of any nature whatsoever upon the Shares; and

                  (d) the Shares are now and will at all times during the term of this Agreement be held by such Stockholder, or by a nominee or custodian for the account of such Stockholder, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights and any other encumbrances whatsoever with respect to the ownership, transfer or voting of such Shares; and there are no outstanding options, warrants or rights to purchase or acquire, or other agreements relating to, such Shares other than this Agreement, except, in the case of Mr. Landon for 40,000 Shares subject to an option granted prior to the date hereof to a third party.

The representations and warranties contained herein shall be made as of the date hereof and as of each date from the date hereof through and including the date that the Merger is consummated.

         2. Agreement to Vote Shares. Each of the Stockholders severally agrees to vote his or her Shares and any New Shares (as defined in Section 7 hereof), and shall cause any holder of record of his or her Shares or New Shares to vote, (a) in favor of adoption and approval of the Merger Agreement and the Merger (and each other action and transaction, contemplated by the Merger Agreement and this Agreement) at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof, and (b) against any action or proposal that would compete with or could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or Tender Offer. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Each Stockholder severally agrees to deliver to Parent upon request a proxy substantially in the form attached hereto as Exhibit B, which proxy shall be coupled with an interest and irrevocable to the extent permitted under Florida law, with the total number of such Stockholder's Shares and any New Shares correctly indicated thereon. Each Stockholder also agrees to use his or her reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

         3. No Voting Trusts. After the date hereof, the Stockholders severally agree that they will not, nor will they permit any entity under their control to, deposit any of their Shares in a voting trust or subject any of their Shares to any arrangement with



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respect to the voting of such Shares other than agreements entered into with
Parent or Merger Subsidiary.

         4. No Proxy Solicitations. Each of the Stockholders severally agrees that such Stockholder will not, nor will such Stockholder permit any entity under their control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934
Act) in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with or otherwise could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the Tender Offer in accordance with the terms of the Merger Agreement, (b) directly or indirectly encourage, initiate or cooperate in a stockholders' vote or action by consent of the Company's stockholders in opposition to or in competition with the consummation of the Merger or the Tender Offer, or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Merger or the Tender Offer; provided, that the foregoing shall not restrict any director of the Company from taking any action such director believes is necessary to satisfy such director's fiduciary duty to stockholders of the Company.

         5. Transfer and Encumbrance. On or after the date hereof, each of the Stockholders severally agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber ("Transfer") any of his or her Shares or New Shares prior to the earlier of (a) the effective date of the Merger or (b) the date this Agreement shall be terminated in accordance with its terms. Notwithstanding anything to the contrary in this Agreement, (A) Mr. Landon shall be permitted to Transfer (i) Shares or New Shares Transferred for net after-tax proceeds of not in excess of $10,000,000 and (ii) Shares or New Shares Transferred pursuant to any decision by a court or alternative dispute resolution entity, or in settlement of any legal proceeding and (B) Mr. Gaston shall be permitted to Transfer Shares or New Shares Transferred for net after-tax proceeds of not in excess of $2,000,000.

         6. Legend. As soon as practicable after the execution of this Agreement, each Stockholder shall surrender to the Company the certificates representing the Shares in his or her possession (and within 30 days the Shares not in his or her possession), shall cause the following legend to be placed on the certificates representing such Shares and shall request that such legend remain thereon until the earlier of (i) expiration or termination of the Agreement or (ii) the consummation of the Merger:

                  The shares of capital stock represented by this certificate are subject to a Voting Agreement, dated as of March 5, 1999 among the Stockholders named therein and Fortis, Inc., which, among other things, (a) restricts the sale or transfer of such shares except in accordance therewith, and (b) restricts the voting of such shares except in accordance therewith.



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In the event that Parent requests that a proxy be executed and delivered by
Stockholder to it pursuant to Section 2 hereof, Stockholder shall promptly surrender to the Company the certificates representing the Shares covered by the proxy and cause the foregoing legend to be revised to add to the end of such legend the following words:

                  , and such shares are also subject to an irrevocable proxy under Section 607.0722 of the Florida Business Corporation Act.

Stockholder shall provide Parent with reasonably satisfactory evidence of its compliance with this Section 6 on or prior to the date five business days after the execution hereof with respect to Shares in his possession (or within 30 days with respect to Shares not in his possession) or of the request relating to Stockholder's proxy, as the case may be.

         7. Additional Purchases. Each of the Stockholders severally agrees that in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Shares of a Stockholder,
(ii) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock after the execution of this Agreement, or
(iii) such Stockholder voluntarily acquires the right to vote or share in the voting of any shares of Company Common Stock other than the Shares (collectively, "New Shares"), such Stockholder agrees to deliver promptly to Parent upon request of Parent an irrevocable proxy substantially in the form attached hereto as Exhibit B with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

         8. Specific Performance. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if the party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

         9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto.

         10. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions



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hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         11.      Miscellaneous.

                  (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Florida.

                  (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

                  (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  (d) This Agreement shall terminate upon the earliest to occur of (i) the Effective Time of the Merger, (ii) termination of the Merger Agreement or (iii) the Termination Date (as defined in the Merger Agreement).

                  (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  (f) The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon any Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Merger Subsidiary, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.


                           [Signatures on Next Page]



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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                    FORTIS, INC.


                                    By: /s/ Jerome A. Atkinson
                                        ---------------------------------------
                                    Name:   Jerome A. Atkinson
                                          -------------------------------------
                                    Title:  Secretary / Senior VP
                                           ------------------------------------

                                    THE STOCKHOLDERS:


                                    /s/ Gerald N. Gaston
                                    -------------------------------------------
                                    Name: Gerald N. Gaston


                                    /s/ R. Kirk Landon
                                    -------------------------------------------
                                    Name: R. Kirk Landon


                                    R. KIRK LANDON / B. LANDON
                                    FOUNDATION


                                    /s/ R. Kirk Landon
                                    -------------------------------------------
                                    By: R. Kirk Landon


                                    R. KIRK LANDON REVOCABLE TRUST


                                    /s/ R. Kirk Landon
                                    -------------------------------------------
                                    Name: R. Kirk Landon, Trustee


                                    LANDON CORPORATION


                                    /s/ R. Kirk Landon
                                    -------------------------------------------
                                    Name: R. Kirk Landon



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                        [EXHIBITS INTENTIONALLY OMITTED]



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